EXHIBIT 3.2

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 01/29/1996 960026950 - 2530006


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF
                           U.S. TELNET HOLDINGS, INC.

                     Pursuant to Section 241 of the General
                    Corporation Law of the State of Delaware


          THE UNDERSIGNED, being the Chairman of the Board of Directors of U.S. TELNET HOLDINGS, INC., A Delaware corporation, does hereby certify as follows:

          FIRST: That the Certificate of Incorporation has been amended by striking out Article FIRST as it now exists and inserting in lieu thereof the following:

              FIRST:  The name of the corporation is USTN HOLDINGS, INC.

          SECOND: That the corporation has not received any payment for any of its stock and that this amendment has been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware by resolutions of the board of directors.

          IN WITNESS WHEREOF, I have hereunto set my hand this 21st day of September, 1995.


                                                     /s/ Michael B. Fischer
                                                         Assistant Secretary